Exhibit 3

Bogotá D.C., September 26, 2013

Republic of Colombia

Ministry of Finance and Public Credit

Carrera 8, No. 6C-38, Piso 1

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statements under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on December 16, 2011 (Registration Statement No. 333-178546) and on January 23, 2009 (No. 333-156913), as amended (collectively, the “Registration Statement”), of U.S.$1,600,000,000 aggregate principal amount of the Republic’s 4.000% Global Bonds due 2024 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated December 20, 2011 included in the Registration Statement most recently filed with the Commission, as supplemented by the Prospectus Supplement dated September 19, 2013 relating to the Securities, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.);

(iii) the global Securities dated September 26, 2013 in the principal amount of U.S.$1,600,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated September 26, 2013 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e) Decree No. 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(f) Law 1366 of December 21, 2009 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2008 Annual Report on Form 18-K and incorporated herein by reference);

(g) External Resolution No. 13 of November 23, 2012 issued by the Board of Directors of the Central Bank of Colombia (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2011 Annual Report on Form 18-K and incorporated herein by reference);

(h) Approval No. 3734 dated November 23, 2012 of the Consejo Nacional de Política Económica y Social (“CONPES”) (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2011 Annual Report on Form 18-K and incorporated herein by reference); and

(i) Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on January 17, 2013 (a translation of which has been filed as part of Exhibit 3 to Amendment No. 2 to the Republic’s 2011 Annual Report on Form 18-K and incorporated herein by reference).

(vi) the following additional actions under which the issuance of the Securities has been authorized:

(a) Law 1624 of April 29, 2013 (a translation of which is attached as Exhibit A hereto);

(b) Resolution No. 3080 of September 19, 2013, of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit B hereto);

(c) External Resolution No. 5 of June 28, 2013 issued by the Board of Directors of the Central Bank of Colombia (a translation of which is attached as Exhibit C hereto); and

(d) Act of the Comisión Interparlamentaria de Crédito Público adopted at its meeting held on June 19, 2013 (a translation of which is attached as Exhibit D hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 1 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2012 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “General Information—Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

No opinion is expressed as to any law of any jurisdiction other than Colombia. With respect to the opinion set forth above, my opinion is limited to the laws of Colombia. This opinion is specific as to the transactions and the documents referred to herein and is based upon the law as of the date hereof. My opinion is limited to that expressly set forth herein, and I express no opinions by implication.

Very truly yours,

/s/ PABLO CÁRDENAS REY

PABLO CÁRDENAS REY
Head of the Legal Affairs Group of the General
Directorate of Public Credit and National
Treasury of the Ministry of Finance and Public
Credit of the Republic of Colombia

EXHIBIT A

LAW 1624 OF APRIL 29, 2013

“WHEREBY THE AUTHORIZATIONS CONFERRED TO THE NATIONAL

GOVERNMENT TO ENTER INTO PUBLIC EXTERNAL AND DOMESTIC

CREDIT OPERATIONS AND CONNECTED ONES TO THE FOREGOING

OPERATIONS ARE EXPANDED AND OTHER ARRANGEMENTS ARE

TAKEN.”

THE CONGRESS OF THE REPUBLIC OF COLOMBIA

DECREES:

ARTICLE 1.—The authorizations conferred to the National Government by Article 1 of Law 1366 of 2009 and previous laws are expanded in US $10 billion (US $10,000,000,000) or its equivalent in other currencies, other than those ones expressly authorized by other regulations, to enter into public external credit operations, public domestic credit operations, or both of them, as well as operations assimilated to the foregoing ones, intended to finance budgetary appropriations and programs as well as economic and social development projects.

The authorizations conferred by this Article are different from the ones conferred by Article 2 of Law 533 of 1999. Consequently, its exercise shall not have effect on the ones conferred by said provision.

ARTICLE 2.—This provision shall enter into force as from the date of its enactment.

THE PRESIDENT OF THE HON. SENATE OF THE REPUBLIC

(Signed)
ROY BARRERAS MONTEALEGRE

THE SECRETARY GENERAL OF THE HON. SENATE OF THE REPUBLIC

(Signed)
GREGORIO ELJACH PACHECO

THE PRESIDENT OF THE HON. HOUSE OF REPRESENTATIVES

(Signed)
AUGUTO POSADA SÁNCHEZ

THE SECRETARY GENERAL OF THE HON. HOUSE OF REPRESENTATIVES

(Signed)
JORGE HUMBERTO MANTILLA SERRANO

LAW 1624 OF APRIL 29, 2013

“WHEREBY THE AUTHORIZATIONS CONFERRED TO THE NATIONAL

GOVERNMENT TO ENTER INTO PUBLIC EXTERNAL AND DOMESTIC

CREDIT OPERATIONS AND CONNECTED ONES TO THE FOREGOING

OPERATIONS ARE EXPANDED AND OTHER ARRANGEMENTS ARE

TAKEN.”

REPUBLIC OF COLOMBIA—NATIONAL GOVERNMENT

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C, on APRIL 29, 2013

(Signed)

THE MINISTRY OF FINANCE AND PUBLIC CREDIT,

(Signed)

MAURICIO CÁRDENAS SANTAMARÍA

EXHIBIT B

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 3080

(September 19, 2013)

“Whereby the Nation is authorized to issue, subscribe and place Public External

Indebtedness Certificates up to an amount of 1.6 BILLION OF US DOLLARS

(US $1,600,000,000), or its equivalent in other currencies in the international capital markets and other provisions are taken;”

THE MINISTER OF FINANCE AND PUBLIC CREDIT

in use of his legal powers and specially those conferred by Article 19 of Decree 2681 of 1993, and,

WHEREAS:

Article 3 of Decree 2681 of 1993 authorizes the state entities to carry out public credit operations among which are comprised, among others, the issuance, subscription and placement of national bond certificates;

Article 10 of Law 533 of 1999 sets forth that are considered as national bond certificates, the bonds and other securities with credit tenor and a period for their redemption, being issued by state entities;

Article 19 of Decree 2681 of 1993 sets forth that the issue and placement of national bond certificates on behalf of the Nation requires an authorization granted by the Ministry of Finance and Public Credit, which is to be granted upon the approval to be given by the National Council of Economic and Social Policies -CONPES- and the opinion of the Interparliamentary Commission of Public if it deals with Public External Indebtedness Certificates with a period over a year;

Article 24 of Law 185 of 1995, sets forth that for all purposes provided for in subsection 5 of 2nd Paragraph of Article 41 of Law 80 of 1993, the Inter-Parliamentary Commission of Public Credit shall issue a preliminary opinion allowing to start with relevant procedures for public credit transactions and a final opinion making said transaction become real for the execution of said transactions in each particular case. From the above are exempted the transactions related to the issuance, subscription and placement of bonds and securities, for which purposes, the Inter-Parliamentary Commission of Public Credit shall render its opinion just for once;

Pursuant to CONPES 3734 Document of November 23, 2012, the National Council of Economic and Social Policies -CONPES- rendered its favorable opinion to the Nation to contract transactions related to public external credit to pre-finance and/or finance budgetary appropriations for FY2013 and FY2014 up to an amount of THREE BILLION US DOLLARS (US $3,000,000,000), or its equivalent in other currencies;

Based on the favorable opinion rendered by the National Council of Economic and Social Policies -NCESP (CONPES)-, mentioned in the previous recital and by means of Resolution No. 0131 of January 21, 2013, the Nation has issued public external debt certificates in the international capital markets for an amount up to ONE BILLION US DOLLARS (US $1,000,000,000), so there is a remaining quota for about TWO BILLION US DOLLARS (US $2,000,000,000) that is already authorized and not used yet;

The Inter-Parliamentary Commission of Public Credit rendered its sole favorable opinion in its session held on January 17, 2013, so that the Nation—Ministry of Finance and Public Credit—may issue external bonds up to an amount of 1.6 BILLION US DOLLARS (US $1,600,000,000), or its equivalent in other currencies, to finance budgetary appropriations for FY2013;

Based on the favorable opinion issued by the Inter-Parliamentary Commission of Public Credit referred to in previous recital and by means of Resolution No. 0131 of on January 17, 2013, the Nation has issued Public External Debt Certificates in the international capital markets for an amount up to ONE BILLION US DOLLARS (US $1,000,000,000), so there is a remaining quota that is already authorized and not used yet for about SIX HUNDRED MILLION US DOLLARS (US $600,000,000);

The Inter-Parliamentary Commission of Public Credit rendered its sole favorable opinion in its session held on June 19, 2013, so that the Nation—Ministry of Finance and Public Credit—may issue external bonds up to an amount of 1.0 BILLION US DOLLARS (US $1,000,000,000), or its equivalent in other currencies, to finance budgetary appropriations for FY2014;

Based on the favorable opinion issued by the Inter-Parliamentary Commission of Public Credit referred to in previous recital, the Nation has not carried out any public external credit transaction in the international capital markets;

In line with provisions of Article 16, subsections c) and h) of Law 31 of 1992, through External Resolution N° 013 of November 23, 2012 and External Resolution No. 5 of June 28, 2013, the Board of Directors of Banco de la República indicated the general financial conditions to which the Nation must be bound to place Public External Indebtedness Certificates in the international capital markets, proceeds of which are intended to finance budgetary appropriations for FY2013 and budgetary appropriations for FY2014 respectively.

RESOLVES:

ARTICLE ONE.—Issuance Authorization. To authorize the Nation to issue, subscribe and place Public External Indebtedness Certificates in the international capital markets up to an amount of 1.6 BILLION US DOLLARS (US $1,600,000,000), or its equivalent in other currencies, intended to finance budgetary appropriations for FY2013 and the financing in advance of budgetary appropriations for FY2014, as follows:

FY	2013	2014
Up to	USD 600,000,000	USD 1,000,000,000

Total	USD 1,600,000,000

ARTICLE TWO.—Characteristics, terms and conditions. The Public External Indebtedness Certificates being dealt with in previous recital will have the following characteristics, terms and conditions:

Maturity:	Over two (2) years, depending on the market to be entered.

Interest rate:	Fixed- or variable rate according to market conditions prevailing on the date of placement, subject to the limits determined by the Board of Directors of Banco de la República.

Other charges and fees:	The ones corresponding to this sort of operations

ARTICLE THREE.—Other terms and conditions. The other terms, conditions and characteristics of the issuance authorized hereby shall be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

ARTICLE FOUR.—Authorization for related operations. To authorize the Nation to carry out the operations related to the public credit transaction described in Article One hereof.

ARTICLE FIVE.—Taxes. In line with provisions of Article 7 of Law 488 of 1998, the payment of principal, interest, fees and other charges related to the issue authorized hereby, will be tax-exempt from any national taxes, rates, imposts and levies only when such transaction is carried out with people who are non-resident or without legal residence in Colombia.

ARTICLE SIX.—Enforcement of other regulations. The Nation—Ministry of Finance and Public Credit must comply to the other enforceable regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the Banco de la República and other provisions modifying, adding or repeal it.

ARTICLE SEVEN.—Entry into force and publication. This resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit and National Treasury, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D. C., as of

(Signed)

MAURICIO CÁRDENAS SANTAMARÍA

MINISTER OF FINANCE AND PUBLIC CREDIT

CHECKED BY:	Miguelangel Gómez/Pablo Cárdenas
DRAFTED BY:	Nathaly Grass/Camila Erazo
DEPARTMENT:	Deputy Directorate for External Financing of the Nation of the General Directorate of Public Credit and National Treasury

EXHIBIT C

BANCO DE LA REPÚBLICA

EXTERNAL RESOLUTION N° 5 OF 2013

(June 28)

Whereby the financial conditions to which the Nation must be subject to place external public debt certificates in the international capital markets are set forth.

THE BOARD OF DIRECTORS OF THE BANCO DE LA REPÚBLICA

In use of its legal and constitutional powers, in special those conferred by letters c) and

h) of Article 16 of Law 31 of 1992,

RESOLVES:

Article 1.—Without prejudice of the fulfillment of the other requisites set forth by the laws in force and in order to ensure the placement shall take place according to the market conditions, the securities in foreign currency to be issued and placed by the Nation in the international capital markets and which proceeds shall be intended to finance budgetary allocations for FY2014, shall be subject to the financial conditions listed below:

PERIOD:	Over 2 (two) years according to the market to be accessed.

INTEREST:	Fixed or variable rates according to market conditions prevailing on the date of placement of securities.

OTHER EXPENSES AND FEES:	Those ones corresponding to this sort of operations.

Paragraph.—Without the due fulfillment of the financial conditions provided for herein, the aforementioned certificates may not be offered or placed.

Article 2.—Within the ten (10) days following the date of each issuance, the Ministry of Finance and Public Credit shall report to the Board of Directors of Banco de la República about the result of the placement of securities referred to herein.

Article 3.—This resolution is valid as from the date of its publication.

Given in Bogotá, D. C., as of June 28, 2013.

(Signed)	(Signed)
MAURICIO CÁRDENAS SANTAMARÍA	ALBERTO BOADA ORTIZ
President	Secretary

EXHIBIT D

THE UNDERSIGNED TECHNICAL SECRETARY OF THE HONORABLE

INTER-PARLIAMENTARY COMMISSION OF PUBLIC CREDIT

CERTIFIES:

That in session held on June 19, 2013, the Inter-parliamentary Commission of Public Credit has given unanimously its sole opinion so that the Nation—Ministry of Finance and Public Credit—may issue external bonds up to an amount of USD 1 BILLION (us $ 1,000,000,000) or its equivalent in other currencies, to pre-finance or finance budgetary appropriations for FY2014.

(Signed)

CATALINA FLECHAS SERNA

TECHNICAL SECRETARY

Given in Bogotá D. C., as of June 19, 2013

Carrera 8 No. 6 C 38 - D. C.

Zip Code 111711

PBX (57-1) 3811700

atencioncliente@ minhacienda.gov.co

www.minhacienda.gov.co

Ministry of Finance and Public Credit

Republic of Colombia

MEMORANDUM

6.0.01.

Filing No. 3-2013-016009

Bogotá, D.C., June 25, 2013

FOR:	Dr. Miguelangel Gómez López, Deputy Director of External of the Nation

FROM:	Technical Secretary—Inter-parliamentary Commission of Public Credit May 03, 2013

SUBJECT:	Records of the Inter-parliamentary Commission of Public Credit—Session held on June 19, 2013

I am enclosing the records of the Inter-parliamentary Commission of Public Credit, corresponding to the meeting held on June 19, 2013, during which the following opinion was issued:

Favorable Sole Opinion issued to the Nation—Ministry of Finance and Public Credit to issue external bonds up to US $ 1 BILLION or its equivalent in other currencies intended to finance in advance or finance budgetary appropriations for FY 2014.

Yours sincerely,

(Signed)

Catalina Flechas Serna

Technical Secretary to the Inter-parliamentary Commission of Public Credit

Copy to:	Dr. Helber Melo Hernández, Deputy Director of Risk

APPROVED BY: Catalina Flechas

DRAFTED BY: Germán Estrada

Carrera 8 No. 6 C 38 - D. C.

Zip Code 111711

PBX (57-1) 3811700

atencioncliente@ minhacienda.gov.co

www.minhacienda.gov.co